Exhibit 99.1
FOR IMMEDIATE RELEASE
February 11, 2026

Darling Ingredients Inc. Reports Fourth Quarter and Fiscal Year 2025 Results
Fourth Quarter Highlights
•Net income of $56.9 million, or $0.35 per GAAP diluted share, compared to $101.9 million for fourth quarter 2024, or $0.63 per GAAP diluted share
•Total net sales were $1.7 billion, compared to $1.42 billion for fourth quarter 2024
•Combined Adjusted EBITDA was $336.1 million, compared to $289.5 million for fourth quarter 2024

Fiscal Year Highlights
•Net income of $62.8 million, or $0.39 per GAAP diluted share, compared to $278.9 million for fiscal year 2024, or $1.73 per GAAP diluted share
•Total net sales were $6.1 billion, compared to $5.7 billion for fiscal year 2024
•Combined Adjusted EBITDA was $1.03 billion, compared to $1.08 billion for fiscal year 2024
•The company monetized $255 of the $285 million of Production Tax Credit sales, enhancing cash generation
•Bank leverage ratio declined to 2.90X, demonstrating a commitment to deleveraging

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $56.9 million, or $0.35 per diluted share for the fourth quarter of 2025, compared to net income of $101.9 million, or $0.63 per diluted share, for the fourth quarter of 2024. The company strategically realigned its portfolio of businesses in the quarter, resulting in restructuring and asset impairment charges of $58.0 million primarily related to its Enviroflight and CTH natural casing businesses. The company also reported total net sales of $1.7 billion for the fourth quarter of 2025, compared with total net sales of $1.4 billion for the same period a year ago.

“Our commitment to operational excellence drove a strong fourth quarter, delivering solid EBITDA growth and sequential gross margin improvement, despite lower fat prices. While Diamond Green Diesel (DGD) had a challenging year, our best-in-class operations led the industry and produced industry-leading results,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “We have taken the steps to sharpen our portfolio and focus on our core strengths, and are well positioned to build on this momentum in 2026.”

For the fiscal year ended Jan. 3, 2026, Darling Ingredients reported total net sales of $6.1 billion, compared to total net sales of $5.7 billion for the same period in 2024. Net income for fiscal year 2025 was $62.8 million, or $0.39 per diluted share, as compared to net income of $278.9 million, or $1.73 per diluted share, for fiscal year 2024.

For the three months ended Dec. 31, 2025, Diamond Green Diesel (DGD) sold 285.3 million gallons of renewable diesel at an average of $0.41 per gallon EBITDA. For the twelve months ended, Dec. 31, 2025, DGD sold 1.003 billion gallons at an average of $0.21 per gallon EBITDA.

Combined Adjusted EBITDA for the fourth quarter of 2025 was $336.1 million, compared to $289.5 million for the same period in 2024. For fiscal year 2025, Combined Adjusted EBITDA totaled $1.03 billion, as compared to $1.08 billion for the same period in 2024.

The company enhanced its liquidity by monetizing $255 million of the $285 million in Production Tax Credit (PTC) sales during fiscal year 2025, improving cash generation for continued deleveraging in 2026.

As of Jan. 3, 2026, Darling Ingredients had $88.7 million in cash and cash equivalents, and $1.32 billion available under its committed revolving credit agreement. Total debt outstanding as of Jan. 3, 2026, was $3.94 billion. The preliminary leverage ratio as measured by the company’s bank covenant was 2.90X as of Jan. 3, 2026. Capital expenditures were $156.4 million for the fourth quarter 2025 and $380.5 million for the year.

“The additional week in our fiscal year, combined with a favorable lag in fat pricing, supported higher volumes and sales in the fourth quarter,” said Stuewe. “While current market pricing will modestly impact our core ingredients performance in the first quarter, we anticipate the EPA’s upcoming Renewable Volume Obligation will provide a constructive backdrop for fat prices once finalized.”

As previously announced, Darling Ingredients will provide financial guidance exclusively for its core ingredients business (all segments excluding DGD). For first quarter 2026, the company estimates core ingredients business adjusted EBITDA to be approximately $240-$250 million.

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Twelve Months Ended January 3, 2026 and December 28, 2024
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	(unaudited)	(unaudited)	$ Change	(unaudited)		$ Change
	January 3,	December 28,	Favorable	January 3,	December 28,	Favorable
	2026	2024	(Unfavorable)	2026	2024	(Unfavorable)
Net sales to third parties	$1,363,671	$1,194,900	$168,771	$4,938,147	$4,746,292	$191,855
Net sales to related party - Diamond Green Diesel	346,128	222,793	123,335	1,197,730	968,883	228,847
Total net sales	1,709,799	1,417,693	292,106	6,135,877	5,715,175	420,702
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,280,618	1,083,931	(196,687)	4,662,419	4,437,337	(225,082)
Gain on sale of assets	(979)	(4,056)	(3,077)	(340)	(4,157)	(3,817)
Selling, general and administrative expenses	151,939	107,514	(44,425)	551,158	492,105	(59,053)
Restructuring and asset impairment charges	57,960	5,794	(52,166)	57,960	5,794	(52,166)
Acquisition and integration costs	4,869	2,440	(2,429)	15,942	7,842	(8,100)
Change in fair value of contingent consideration	—	(4,491)	(4,491)	18,024	(46,706)	(64,730)
Depreciation and amortization	139,543	128,158	(11,385)	508,504	503,825	(4,679)
Total costs and expenses	1,633,950	1,319,290	(314,660)	5,813,667	5,396,040	(417,627)
Equity in net income/(loss) of Diamond Green Diesel	21,597	24,036	(2,439)	(48,770)	149,082	(197,852)
Operating income	97,446	122,439	(24,993)	273,440	468,217	(194,777)
Other expense:
Interest expense	(55,514)	(54,911)	(603)	(222,279)	(253,858)	31,579
Loss on early retirement of debt	—	—	—	(2,978)	—	(2,978)
Foreign currency loss	(1,402)	(1,669)	267	(384)	(1,154)	770
Other income, net	2,999	9,486	(6,487)	468	22,309	(21,841)
Total other expense	(53,917)	(47,094)	(6,823)	(225,173)	(232,703)	7,530
Equity in net income of other unconsolidated subsidiaries	4,328	2,885	1,443	12,759	11,994	765
Income from operations before income taxes	47,857	78,230	(30,373)	61,026	247,508	(186,482)
Income tax benefit	(11,022)	(25,547)	(14,525)	(9,359)	(38,337)	(28,978)
Net income	58,879	103,777	(44,898)	70,385	285,845	(215,460)
Net income attributable to noncontrolling interests	(1,939)	(1,869)	(70)	(7,581)	(6,965)	(616)
Net income attributable to Darling	$56,940	$101,908	$(44,968)	$62,804	$278,880	$(216,076)

Basic income per share:	$0.36	$0.64	$(0.28)	$0.40	$1.75	$(1.35)
Diluted income per share:	$0.35	$0.63	$(0.28)	$0.39	$1.73	$(1.34)

Number of diluted common shares:	160,414	161,071		160,157	161,418

Segment Financial Tables (in thousands)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended January 3, 2026 (unaudited)
Total net sales	$1,128,158	$429,074	$152,567	$—	$1,709,799
Cost of sales and operating expenses	850,841	312,213	117,564	—	1,280,618
Gross margin	277,317	116,861	35,003	—	429,181

Gain on sale of assets	(196)	(651)	(132)	—	(979)
Selling, general and administrative expenses	84,139	35,100	7,970	24,730	151,939
Restructuring and asset impairment charges	32,120	25,840	—	—	57,960
Acquisition and integration costs	—	—	—	4,869	4,869
Depreciation and amortization	97,363	30,506	9,874	1,800	139,543
Equity in net income of Diamond Green Diesel	—	—	21,597	—	21,597
Segment operating income/(loss)	$63,891	$26,066	$38,888	$(31,399)	$97,446

Equity in net income of other unconsolidated subsidiaries	4,328	—	—	—	4,328
Segment income/(loss)	68,219	26,066	38,888	(31,399)	101,774

Segment Adjusted EBITDA (Non-GAAP)	$193,374	$82,412	$27,165	$(24,730)	$278,221
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	57,917	—	57,917
Combined Adjusted EBITDA (Non-GAAP)	$193,374	$82,412	$85,082	$(24,730)	$336,138

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$68,219	$26,066	$38,888	$(76,233)	$56,940
Net income attributable to noncontrolling interests	—	—	—	1,939	1,939
Income tax benefit	—	—	—	(11,022)	(11,022)
Interest expense	—	—	—	55,514	55,514
Foreign currency loss	—	—	—	1,402	1,402
Other income, net	—	—	—	(2,999)	(2,999)
Segment income/(loss)	$68,219	$26,066	$38,888	$(31,399)	$101,774
Restructuring and asset impairment charges	32,120	25,840	—	—	57,960
Acquisition and integration costs	—	—	—	4,869	4,869
Depreciation and amortization	97,363	30,506	9,874	1,800	139,543
Equity in net income of Diamond Green Diesel	—	—	(21,597)	—	(21,597)
Equity in net income of other unconsolidated subsidiaries	(4,328)	—	—	—	(4,328)
Segment Adjusted EBITDA (Non-GAAP)	$193,374	$82,412	$27,165	$(24,730)	$278,221
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	57,917	—	57,917
Combined Adjusted EBITDA (Non-GAAP)	$193,374	$82,412	$85,082	$(24,730)	$336,138

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 28, 2024 (unaudited)
Total net sales	$924,157	$361,686	$131,850	$—	$1,417,693
Cost of sales and operating expenses	714,843	268,582	100,506	—	1,083,931
Gross margin	209,314	93,104	31,344	—	333,762

Gain on sale of assets	(1,210)	(1,550)	(1,296)	—	(4,056)
Selling, general and administrative expenses	60,497	30,665	7,459	8,893	107,514
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	2,440	2,440
Change in fair value of contingent consideration	(4,491)	—	—	—	(4,491)
Depreciation and amortization	90,648	26,119	9,189	2,202	128,158
Equity in net income of Diamond Green Diesel	—	—	24,036	—	24,036
Segment operating income/(loss)	$60,199	$35,747	$40,028	$(13,535)	$122,439

Equity in net income of other unconsolidated subsidiaries	2,885	—	—	—	2,885
Segment income/(loss)	$63,084	$35,747	$40,028	$(13,535)	$125,324

Segment Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$25,181	$(8,893)	$230,304
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	59,159	—	59,159
Combined Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$84,340	$(8,893)	$289,463

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$63,084	$35,747	$40,028	$(36,951)	$101,908
Net income attributable to noncontrolling interests	—	—	—	1,869	1,869
Income tax benefit	—	—	—	(25,547)	(25,547)
Interest expense	—	—	—	54,911	54,911
Foreign currency loss	—	—	—	1,669	1,669
Other income, net	—	—	—	(9,486)	(9,486)
Segment income/(loss)	$63,084	$35,747	$40,028	$(13,535)	$125,324
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	2,440	2,440
Change in fair value of contingent consideration	(4,491)	—	—	—	(4,491)
Depreciation and amortization	90,648	26,119	9,189	2,202	128,158
Equity in net income of Diamond Green Diesel	—	—	(24,036)	—	(24,036)
Equity in net income of other unconsolidated subsidiaries	(2,885)	—	—	—	(2,885)
Segment Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$25,181	$(8,893)	$230,304
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	59,159	—	59,159
Combined Adjusted EBITDA (Non-GAAP)	$150,027	$63,989	$84,340	$(8,893)	$289,463

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended January 3, 2026 (unaudited)
Total net sales	$3,990,088	$1,545,030	$600,759	$—	$6,135,877
Cost of sales and operating expenses	3,066,243	1,116,978	479,198	—	4,662,419
Gross margin	923,845	428,052	121,561	—	1,473,458

Loss/(Gain) on sale of assets	879	(685)	(534)	—	(340)
Selling, general and administrative expenses	309,112	133,809	33,615	74,622	551,158
Restructuring and asset impairment charges	32,120	25,840	—	—	57,960
Acquisition and integration costs	—	—	—	15,942	15,942
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	348,502	117,298	36,355	6,349	508,504
Equity in net loss of Diamond Green Diesel	—	—	(48,770)	—	(48,770)
Segment operating income/(loss)	$215,208	$151,790	$3,355	$(96,913)	$273,440

Equity in net income of other unconsolidated subsidiaries	12,759	—	—	—	12,759
Segment income/(loss)	$227,967	$151,790	$3,355	$(96,913)	$286,199

Segment Adjusted EBITDA (Non-GAAP)	$613,854	$294,928	$88,480	$(74,622)	$922,640
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	103,716	—	103,716
Combined Adjusted EBITDA (Non-GAAP)	$613,854	$294,928	$192,196	$(74,622)	$1,026,356

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$227,967	$151,790	$3,355	$(320,308)	$62,804
Net income attributable to noncontrolling interests	—	—	—	7,581	7,581
Income tax benefit	—	—	—	(9,359)	(9,359)
Loss on early retirement of debt	—	—	—	2,978	2,978
Interest expense	—	—	—	222,279	222,279
Foreign currency loss	—	—	—	384	384
Other income, net	—	—	—	(468)	(468)
Segment income/(loss)	$227,967	$151,790	$3,355	$(96,913)	$286,199
Restructuring and asset impairment charges	32,120	25,840	—	—	57,960
Acquisition and integration costs	—	—	—	15,942	15,942
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	348,502	117,298	36,355	6,349	508,504
Equity in net loss of Diamond Green Diesel	—	—	48,770	—	48,770
Equity in net income of other unconsolidated subsidiaries	(12,759)	—	—	—	(12,759)
Segment Adjusted EBITDA (Non-GAAP)	$613,854	$294,928	$88,480	$(74,622)	$922,640
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	103,716	—	103,716
Combined Adjusted EBITDA (Non-GAAP)	$613,854	$294,928	$192,196	$(74,622)	$1,026,356

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 28, 2024
Total net sales	$3,675,609	$1,489,101	$550,465	$—	$5,715,175
Cost of sales and operating expenses	2,886,125	1,115,348	435,864	—	4,437,337
Gross margin	789,484	373,753	114,601	—	1,277,838

Gain on sale of assets	(669)	(1,758)	(1,730)	—	(4,157)
Selling, general and administrative expenses	279,095	119,604	32,370	61,036	492,105
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	7,842	7,842
Change in fair value of contingent consideration	(46,706)	—	—	—	(46,706)
Depreciation and amortization	350,141	109,102	35,876	8,706	503,825
Equity in net income of Diamond Green Diesel	—	—	149,082	—	149,082
Segment operating income/(loss)	$203,952	$144,682	$197,167	$(77,584)	$468,217

Equity in net income of other unconsolidated subsidiaries	11,994	—	—	—	11,994
Segment income/(loss)	$215,946	$144,682	$197,167	$(77,584)	$480,211

Segment Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$83,961	$(61,036)	$789,890
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	289,945	—	289,945
Combined Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$373,906	$(61,036)	$1,079,835

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$215,946	$144,682	$197,167	$(278,915)	$278,880
Net income attributable to noncontrolling interests	—	—	—	6,965	6,965
Income tax benefit	—	—	—	(38,337)	(38,337)
Interest expense	—	—	—	253,858	253,858
Foreign currency loss	—	—	—	1,154	1,154
Other income, net	—	—	—	(22,309)	(22,309)
Segment income/(loss)	$215,946	$144,682	$197,167	$(77,584)	$480,211
Restructuring and asset impairment charges	3,671	2,123	—	—	5,794
Acquisition and integration costs	—	—	—	7,842	7,842
Change in fair value of contingent consideration	(46,706)	—	—	—	(46,706)
Depreciation and amortization	350,141	109,102	35,876	8,706	503,825
Equity in net income of Diamond Green Diesel	—	—	(149,082)	—	(149,082)
Equity in net income of other unconsolidated subsidiaries	(11,994)	—	—	—	(11,994)
Segment Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$83,961	$(61,036)	$789,890
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	289,945	—	289,945
Combined Adjusted EBITDA (Non-GAAP)	$511,058	$255,907	$373,906	$(61,036)	$1,079,835

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of January 3, 2026 and December 28, 2024
(in thousands)

	(unaudited)
	January 3,	December 28,
	2026	2024
Cash and cash equivalents	$88,671	$75,973
Property, plant and equipment, net	2,796,139	2,713,669
Current portion of long-term debt	75,217	133,020
Long-term debt, net of current portion	3,862,243	3,908,978

Other Financial Data
As of January 3, 2026
	(unaudited)
	January 3,
	2026
Revolver availability	$1,324,496
Capital expenditures - YTD	$380,477
Preliminary Leverage Ratio	2.90X

Diamond Green Diesel Joint Venture
Consolidated Statements of Income
For the Three and Twelve Months Ended December 31, 2025 and December 31, 2024
(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)	(unaudited)	$ Change	(unaudited)		$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2025	2024	(Unfavorable)	2025	2024	(Unfavorable)
Revenues:
Operating revenues	$1,395,358	$1,245,722	$149,636	$4,596,830	$5,065,592	$(468,762)
Expenses:
Total costs and expenses excluding lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,243,285	1,009,285	(234,000)	4,500,398	4,309,768	(190,630)
Lower of cost or market (LCM) inventory valuation adjustment	24,353	118,120	93,767	(140,085)	175,934	316,019
Depreciation, amortization and accretion expense	62,488	69,489	7,001	266,887	264,992	(1,895)
Total costs and expenses	1,330,126	1,196,894	(133,232)	4,627,200	4,750,694	123,494
Operating income/(loss)	65,232	48,828	16,404	(30,370)	314,898	(345,268)
Other income	1,817	7,778	(5,961)	9,321	22,114	(12,793)
Interest and debt expense, net	(12,268)	(8,301)	(3,967)	(46,340)	(38,673)	(7,667)
Income/(loss) before income tax expense	54,781	48,305	6,476	(67,389)	298,339	(365,728)
Income tax expense/(benefit)	(299)	233	532	1,066	175	(891)
Net income/(loss)	$55,080	$48,072	$7,008	$(68,455)	$298,164	$(366,619)

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$55,080	$48,072		$(68,455)	$298,164
Income tax expense/(benefit)	(299)	233		1,066	175
Interest and debt expense, net	12,268	8,301		46,340	38,673
Other income	(1,817)	(7,778)		(9,321)	(22,114)
Operating income/(loss)	65,232	48,828		(30,370)	314,898
Depreciation, amortization and accretion expense	62,488	69,489		266,887	264,992
DGD Adjusted EBITDA (Non-GAAP)	127,720	118,317		236,517	579,890
Less: Discount and Broker Fees	(11,887)	—		(29,086)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	115,833	118,317		207,431	579,890
Darling's Share 50%	50%	50%		50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$57,917	$59,159		$103,716	$289,945

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2025 and December 31, 2024
(in thousands)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets:
Cash	$195,765	$353,446
Total other current assets	1,199,194	1,137,821
Property, plant and equipment, net	3,702,254	3,868,943
Other assets	139,765	100,307
Total assets	$5,236,978	$5,460,517

Liabilities and members' equity:
Revolver	$—	$—
Total other current portion of long term debt	29,487	29,809
Total other current liabilities	332,256	319,688
Total long term debt	677,671	707,158
Total other long term liabilities	17,748	17,195
Total members' equity	4,179,816	4,386,667
Total liabilities and members' equity	$5,236,978	$5,460,517

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Twelve Months Ended January 3, 2026 and December 28, 2024
(in thousands)

	Three Months Ended			Twelve Months Ended
Adjusted EBITDA	January 3		December 28,	January 3		December 28,
(U.S. dollars in thousands)	2026		2024	2026		2024
	(unaudited)		(unaudited)	(unaudited)
Net income attributable to Darling	56,940		101,908	62,804		278,880
Depreciation and amortization	139,543		128,158	508,504		503,825
Interest expense	55,514		54,911	222,279		253,858
Income tax benefit	(11,022)		(25,547)	(9,359)		(38,337)
Restructuring and asset impairment charges	57,960		5,794	57,960		5,794
Acquisition and integration costs	4,869		2,440	15,942		7,842
Change in fair value of contingent consideration	—		(4,491)	18,024		(46,706)
Foreign currency loss	1,402		1,669	384		1,154
Other income, net	(2,999)		(9,486)	(468)		(22,309)
Loss on early retirement of debt	—		—	2,978		—
Equity in net (income)/loss of Diamond Green Diesel	(21,597)		(24,036)	48,770		(149,082)
Equity in net income of other unconsolidated subsidiaries	(4,328)		(2,885)	(12,759)		(11,994)
Net income attributable to noncontrolling interests	1,939		1,869	7,581		6,965
Adjusted EBITDA (Non-GAAP)	$278,221		$230,304	$922,640		$789,890
Foreign currency exchange impact	(11,594)	(1)	—	(20,420)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$266,627		$230,304	$902,220		$789,890
DGD Adjusted EBITDA (Darling's share) (Non-GAAP)*	$57,917		$59,159	$103,716		$289,945
Combined Adjusted EBITDA (Non-GAAP)	$336,138		$289,463	$1,026,356		$1,079,835

*See reconciliation of DGD Net Income to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Income
(1) The average rates for the three months ended January 3, 2026 were €1.00:$1.16, R$1.00:$0.19 and C$1.00:$0.72 as compared to the average rates for the three months ended December 28, 2024 of €1.00:$1.07, R$1.00:$0.17 and C$1.00:$0.72, respectively.
(2) The average rates for the twelve months ended January 3, 2026 of €1.00:$1.13, R$1.00:$0.18 and C$1.00:$0.72 as compared to the average rates for the twelve months ended December 28, 2024 of €1.00:USD$1.08, R$1.00:$0.19 and C$1.00:$0.73, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call on Feb. 12, 2026, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss fourth quarter and fiscal year 2025 financial results and provide an update on company operations.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on Feb. 12 or call 646-844-6383 (United States) or 833-470-1428 (international) using access code 476355.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at January 3, 2026. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

Adjusted EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since Adjusted EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to Adjusted EBITDA per gallon presentations disclosed by other companies. Management believes that Adjusted EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA per gallon generally eliminates the effects of financing, income taxes and non-cash and certain other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:
This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards, renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blenders tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and/or a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. or foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; the potential for future terrorist attacks, responses to terrorist attacks and other acts of war or hostility, including the ongoing conflicts in the Middle East, Africa, North Korea and Ukraine; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations and Global Affairs
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com